Exhibit 10.43

JOINDER AGREEMENT

Vince, LLC

c/o Kellwood Company

600 Kellwood Parkway

Chesterfield, Missouri 63017

September 18, 2012

Wells Fargo Bank, National Association

230 West Monroe Street, Suite 2900

Chicago, IL 60606

Attention: Greg Clarke, Corporate Trust Services

Ladies and Gentlemen:

Reference is made to the Second Lien Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of July 23, 2009, made by Kellwood Company, other Obligors party thereto and Wells Fargo Bank, National Association, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, Vince, LLC, a Delaware limited liability company (the “New Obligor”), pursuant to Section 4.12 of the Security Agreement. The New Obligor hereby agrees to be bound as an Obligor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Obligor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Note Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of an Obligor thereunder. The New Obligor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Obligors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement with respect to the New Obligor. Such supplements shall be deemed to be part of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Obligor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

VINCE, LLC

By:	/s/ Adrian Kowalewski
	Name:	Adrian Kowalewski
	Title:	Chief Financial Officer

AGREED TO AND ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

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